EXHIBIT 10.7

                              SEPARATION AGREEMENT

     This SEPARATION AGREEMENT (hereinafter "Agreement") is entered as of the 31st day of August 2003, by and between Phillip Allen (who shall be, in his own right and on behalf of his heirs, executors, administrators, legal representatives, successors and assigns, and any other person or entity acting through him, or on his behalf, collectively, hereinafter referred to as "Allen"), and China Wireless Communications, Inc. (which, together with its predecessors, successors, China Wireless, subsidiaries, affiliates, and related entities, and their respective present and former trustees, officers, directors, employees, agents, attorneys, successors and assigns shall be hereinafter referred to as "China Wireless).

                                   WITNESETH:

     WHEREAS, Allen had been employed by China Wireless as President and Chief Executive Officer (hereinafter referred to as the "Employment Relationship"); and

     WHEREAS, the parties wish to discontinue such relationship they may have together.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter provided, and the actions taken or to be taken pursuant thereto, China Wireless and Allen agree as follows:

     1. In consideration for the promises made herein by Allen, and performance of the actions to be taken pursuant thereto, (a) China Wireless shall pay to Allen the aggregate amount of Thirty Thousand Dollars and no cents ($30,000) (hereinafter referred to as the "Severance Benefits") as follows: Five Thousand ($5,000) Dollars on or before the close of business on August 31, 2003 (less an amount mutually agreed to amongst the parties relating to certain office rent and furniture); Ten Thousand ($10,000) Dollars within five business days after China Wireless has received an additional equity/debt financing exceeding Five Hundred Thousand ($500,000) Dollars; and Five Thousand ($5,000) Dollars per month for three months payable on or before the fifth day of each month commencing October 2003 and expiring on the third month thereafter (which amounts shall represent China Wireless' total and only payment to Allen in connection with the Employment Relationship, any acts, events, transactions or omissions occurring in relation to the Employment Relationship or the termination thereof).

          Allen agrees to release China Wireless, and those individuals set forth in the definition of China Wireless, individually and in their official capacities, from any and all causes of action, claims or damages of any kind or nature, including but not limited to all matters arising our of this Employment Relationship. This release includes, if at any later date it is claimed or determined by the Internal Revenue Service, any other taxing authority or a court of competent jurisdiction that any additional sum should have been withheld or deducted from any portion of the Severance Benefits, Allen acknowledges and agrees that the payment of any taxes, interest or penalty thereby determined to be due shall be Allen's sole responsibility, except for the employer's share of any withholding due an employer including but not limited to: Medicare Tax and FICA contribution. Allen hereby covenants and agrees to indemnify China Wireless and hold it harmless from and against the assessment of any economic advantage.

          Allen waives all claims for compensation, wages, bonuses, commissions, or benefits (except those benefits that are vested and accrued) of any kind of nature; any claims for discrimination in employment under any federal, state, or local statue, law, regulation or ordinance, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the federal Age Discrimination in employment Act , as amended, Section1981 of the Civil rights Act of 1866, as amend, the Americans with Disabilities Act, as amended, the Older Workers Benefits Protection Act, as amended, the Colorado State Human Rights

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          Law, and any injury or loss of any kind whatsoever, regardless of whether such claims are past or present, personal or representative, known or unknown, arising out of any event, occurrence or omission to date, and expressly including without limitation any claim or liability arising our of in connection with or in relating to the Employment Relationship, the termination of the Employment Relationship or aftermath thereof, or to any allegations, transactions, Allen has or may or might have against China Wireless arising out of any occurrences, event, transaction or omission arising on or before the date of this Agreement, including claims for attorney's fees or costs or expense incurred by him.

     2. Allen is eligible for these Severance Benefits provided: (a) Allen does not, directly or indirectly through a third party, interfere with any of China Wireless businesses, employees, contractors, and/or clients (except as allowed pursuant to the terms herein), (b) Allen fully cooperates with China Wireless in any ongoing business matters where his services are required (at such mutually agreeable reasonable times as set forth in Section 3(h) below), and (c) that it is not discovered that Allen has breached his fiduciary duty to China Wireless, committed illegal acts, gross negligence and/or fraud during, and in connection with the Employment Relationship. Allen agrees that China Wireless will have the right to seek repayment of the Severance Amount if he fails to satisfy any one of the following conditions, or breaches any representation, covenant or warranty he has made herein.

     3. In further consideration for the Severance Benefits set forth in this letter, Allen agrees to the following special provisions:

               (a) that for a period of 24 months following the date of this Agreement Allen will keep in confidence and will not, except as specifically authorized in writing by China Wireless, disclose to or use for the benefit of any third party, any confidential or proprietary information about China Wireless or its customers or clients which Allen acquired, developed or created by reason of the Employment Relationship;

               (b) that for a period of 24 months following the date of this Agreement Allen will not, directly or indirectly through a third party, solicit, influence, induce, recruit or cause any employee or consultant of China Wireless, to terminate his or her employment with China Wireless, or cause such employee to be employed or retained by, or perform services for, Allen;

               (c) That for a period of 12 months following the date of this Agreement Allen will not directly, or indirectly through a third party, solicit, influence, induce, or contact any China Wireless' clients/customers;

               (d) That for a period of 12 months following the date of this Agreement Allen will not, directly or indirectly through a third party, solicity, influence, induce, or contact any potential clients/customers of China Wireless;

               (e) That he will not, directly or indirectly through a third party, make any statement, publish any statement, or issue any communication, written or otherwise, to or in the media (or any representation thereof) or otherwise, including but not limited to print, television, radio and internet, or to any other person including but not limited to China Wireless' employees, business associates, clients, customers, and /or contractors, that refers negatively to the name, reputation, practices or operations of China Wireless, or that reflects adversely on or encourages any adverse action against China Wireless;

               (f) That he will not, directly or indirectly through a third party, make any statement, publish any statement, or issue any communication, written or otherwise, to or in the media (ore any representation thereof), including but not limited to print, television, radio and the internet, or to any other person including but not limited to China Wireless's

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                    employees, business associates, clients, customers, and/or contractors, that interfere with the business practices or operations of China Wireless;

               (g) That, upon reasonable notice and without the necessity of China Wireless obtaining a subpoena or court order, Allen will provide information and/or assistance to China Wireless or its designee and make himself available to China Wireless or its designee at reasonable times and on a reasonable basis in connection with the investigation and/or defense of any claims asserted against China Wireless as to which Allen may have relevant information; this includes but is not limited to furnishing relevant information and materials to China Wireless, and providing testimony at depositions and at trial.

               (h) That for a period commencing on the date of this Agreement and expiring January 3, 2004, Allen will consult for China Wireless at the direct behest and direction of the Board of Directors of China Wireless (at such mutually agreeable times and locations); and

               (i) That he acknowledges, covenants, agrees, and/or represents as follows:

                    i.   He shall not seek unemployment benefits;

                    ii. He will not to disclose the terms, contents or execution of this Agreement except as required by law or to his immediate family, attorney, or tax advisor;

                    iii. He understands that by signing this Agreement, he is
                         providing a complete waiver of all claims (subject to the terms and conditions of this Agreement) that may have arisen, whether known or unknown, up until the time this Separation Agreement is executed by him;

                    iv. He hereby waives, release and forever relinquishes any and all rights or claims to employment with China Wireless;

                    v. To the extent permitted by applicable state and federal laws and statutes, he will not in any way voluntarily assist, aid or participate in the pursuit of any claims or actions brought by anyone against China Wireless;

                    vi. By signing and returning this Agreement, Allen represents and acknowledges, under penalty of perjury, that he:

                         1. has carefully read this Agreement in its entirety and fully understands the terms thereof;

                         2. is entering into this Agreement voluntarily and without coercion and with knowledge that he is releasing and waiving valuable claims that he has or believes he may have against China Wireless;

                         3. has been given the time required by applicable laws to review and consider this Agreement;

                         4. has been advised by competent counsel of his own selection as to the meaning and significance of this Agreement, the general release contained therein, and all of the terms of this Agreement;

                         5. is giving this release of claims in return for good and valuable consideration;

                         6. has not, directly or indirectly through a third party, made any statement, published any statement, or issued any communication, written or otherwise, to or in the media (or any representative thereof) or otherwise, including but not limited to print, television, radio and the internet, or to any other person including but not limited to China Wireless' employees, business associates, clients, customers, and/or contractors, that refer negatively to the name, reputation, practices or operations of China Wireless, or that reflects adversely on or encourages any adverse action against China Wireless; and

                         7. he has not, directly or indirectly through a third party, made any statement, publish any statement, or issue any communication, written or otherwise, to or in the media (or any representative thereof), including but not limited to print, television, radio and the internet, or to any other person including but not limited to China Wireless' employees, business associates, clients, customers, and/or contractors, that will interfere with the business practices or operations of China Wireless.

                    vii. by entering into this Agreement, he is not relying upon any oral or written promise(s) or statement(s) made by anyone at any time on behalf of China Wireless;

                    viii.he has destroyed, and does not possess, and has not
                         given to a third party, any information which is proprietary to China Wireless contained on any laptop, and/or computer he possesses;

                    ix. he has reached an amicable resolution to any claims Henry Zaks may or may not have against China Wireless;

                    x.   commencing on the date China Wireless was created he:

                         1.   acted in the best interest of China Wireless;

                         2.   did not commit any illegal and/or fraudulent acts;

                         3.   did not commit any acts of gross negligence; and

                         4. did not commit any material misstatements to China Wireless' accountants, auditors, counsel, and/or third parties.

                    xi. he confirms his resignation as President, Chief Executive Officer, Chairman of the Board, and a member of the Board of Directors of China Wireless effective as of August 15, 2003;

                    xii. he has assumed and taken full responsibility for any
                         and all claims the following individuals may or may not have against China Wireless: Catherine Shrode (sole as it relates to claims pertaining to actions of Allen), Henry Zaks, Buck Krieger, Pat Shuster, and Bob Zappa (including affiliates of each of the foregoing), except as such claims relate to current documents notes payable to China Wireless.

                    xiii.He has entered into the voting agreement annexed
                         hereto and made a part of.

     Allen agrees that damages in the event of breach of any of the above special provisions would be difficult to ascertain, and it is therefore agreed that, in addition to and without limiting any other remedy or right China Wireless may have, China Wireless shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach or prospective breach. The existence of this right shall not preclude any other rights and remedies at law or in equity. Allen also agrees that China Wireless shall be entitled to any legal fees, costs and disbursements it incurs in the enforcement of its rights in connection with these special provisions.

     4. Within five business days after the execution of this Agreement by all parties Allen agrees to surrender, return, terminate and cancel all right, title and interest in 500,000 shares of China Wireless Common Stock presently owned by Allen. China Wireless agrees to pay all fees incurred from its transfer agent in connection with such action.

     5. In the event a court of competent jurisdiction rules that any provision of this Agreement is invalid, illegal or unenforceable, such a ruling shall not affect the validity or enforceability of any other provision of this Agreement. In the event a court of competent jurisdiction rules that any provision of this Agreement is overbroad, or over reaching etc. then such court shall narrow the scope and/or breadth of such provision, and such a ruling shall not affect the validity or enforceability of any other provision of the Agreement.

     6. This Agreement includes all of the agreements between Allen and China Wireless in connection with the Employment Relationship, and supersedes any such prior agreements or representation, and all of such prior agreements shall be deemed null and void.

     7. Notwithstanding anything contained herein to the contrary, the parties agree that this Agreement in no way limits China Wireless' ability to seek recourse from Allen for any material misstatements to China Wireless' accountants, auditors, counsel, and/or third parties, illegal, grossly negligent, and/or fraudulent actions, or actions which were not in the best interests of China Wireless during the time that Allen was employed by China Wireless.

     8.   China Wireless represents and agrees as follows:

               (a) It will not, directly or indirectly through a third party, make any statement, publish any statement, or issue any communication, written or otherwise, to or in the media (or any representation thereof) or otherwise, including but not limited to print, television, radio and internet, or to any other person including but not limited to Allen, any employees, business associates, clients, customers, and/or contractors, that refers negatively to the name, reputation, practices or operations of Allen, or that reflects adversely on or encourages an adverse action against Allen;

               (b) It will not, directly or indirectly through a third party, make any statement, publish any statement, or issue any communication, written or otherwise, to or in the media (or any representative thereof), including but not limited to print, television, radio and the internet, or to any other person including but not limited to Allen's employees, business associates, clients, customers, and/or contractors, that interferes with the business practices or operations or Allen; and

               (c) It will not disclose the terms, contents or execution of this Agreement except as required by law or to its attorney or tax advisor;

     9. Allen acknowledges that he has been given such time as is required by applicable laws from receipt of this Agreement to consider its meaning and determine whether he wishes to sign it. Allen may revoke this Agreement within seven (7) calendar days from the date he signs it, in which case this agreement shall be null and void and of no force or effect on either Allen or China Wireless. Any revocation must be in writing and received by China Wireless on or before the seventh day after this Agreement is signed by Allen. Such revocation must be sent to:

                                   Jeffrey M. Stein, Esq.
                                   Berkman, Henoch, Peterson & Peddy, P.C.
                                   100 Garden City Plaza
                                   Garden City, New York 11530

     10. All disputes by any party relating to this Agreement ("Disputes") shall be submitted to, and determined by, arbitration if good faith negotiations among the parties do not resolve such claim, dispute or other matter within 30 days. Such arbitration shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining (the "Rules"), insofar as such Rules are not inconsistent with the provisions expressly set forth in this Agreement, unless the parties mutually agree otherwise, and pursuant to the following procedures:

               (a) Notice of the demand for arbitration shall be filed in writing with other party or parties to such Dispute and with the American Arbitration Association. Each party to such Dispute shall appoint an arbitrator, and those appointed arbitrators shall appoint a third neutral arbitrator within 10 days. If the appointed arbitrators fail to appoint a third, neutral arbitrator within 10 days, such third, neutral arbitrator shall be appointed by the American Arbitration Association in accordance with the Rules. A determination by a majority of the panel shall be binding.

               (b)  Reasonable discovery shall be allowed in arbitration.

               (c) All proceedings before the arbitrators shall be held within the State of Colorado. The governing law shall be the laws of Colorado for contacts wholly executed, delivered and performed within Colorado.

               (d) The costs and fees of the arbitration, including attorneys' fees, shall be allocated by the arbitrators.

               (e) The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

     11. Allen releases, discharges, terminates and waives all claims against China Wireless and its officers and directors, their estates, heirs, executors, administrators, personal representatives and affiliates form and against any and all claims, counterclaims, actions, or causes of action whether asserted or unasserted and whether known or unknown which Allen has possessed or may possess up until the time of the execution of this Agreement.

     China Wireless releases, discharges, terminates and waives all claims against Allen from and against any and all claims, counterclaims, actions or causes of action whether asserted or unasserted and whether known or unknown which China Wireless has possessed or may possess up until the time of the execution of this Agreement, based upon all disclosed non-fraudulent acts of Allen in the normal course of business (except those claims which have not been released and have been assumed by Allen set forth herein).

     12. Allen agrees to indemnify and hold harmless China Wireless and each officer, and director of the other or person, in any, who controls China Wireless within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purpose of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon claims by Henry Zaks (resident of Wisconsin), Buck Krieger, and/or Bob Zappa (both residents of the State of Colorado) that are not released by this Agreement. The foregoing shall not include claims relating to current documented notes payable by China Wireless held by any of the foregoing individuals.

     13. Parties agree that China Wireless shall be responsible for rent on the offices located at 7365 Village Square Drive #1611, Castle Rock, Colorado 80108 only through the date in which Allen has previously changed the locks on such location and Allen shall be responsible for any additional rent owed on such location for all periods thereafter. Payment for such rent and for such furniture in such premises to be mutually agreed upon and made as set forth in Section 1 above.

     14. This Agreement may be executed in multiple counterparts, and each counterpart when taken together shall be treated as a single and entire document and be admissible in evidence as a duplicate original.


     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year written below.

     China Wireless:                               Allen:
     ---------------                               ------
     China Wireless Communications, Inc.           Phillip Allen



     By: /s/ BRAD WOODS                            /s/ PHILLIP ALLEN
        --------------------------------           -----------------------------
        Name:  Brad Woods
        Title: Chief Financial Officer


     Dated:  September 15, 2003                    Dated:  September 8, 2003

     Sworn to before me this                       Sworn to before me this
     15th day of September 2003                    8th day of September 2003



     --------------------------                    ------------------------
     Notary Public                                 Notary Public